                                                        EXHIBIT 10.38



                               THIRD AMENDMENT TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                THIS THIRD AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment") is made and entered into this 19th day of February, 1997, by and between FALCONITE EQUIPMENT, INC. (formerly known as Falconite, Inc.), an Illinois corporation ("Borrower"), and CITIZENS BANK & TRUST COMPANY OF PADUCAH ("Lender").

                              W I T N E S S E T H:

                WHEREAS, Borrower and Lender have heretofore entered into that certain Revolving Credit and Term Loan Agreement dated October 5, 1995, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement dated January 5, 1996, and that certain Second Amendment to Revolving Credit and Term Loan Agreement dated June 14, 1996 (as so amended, the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

                WHEREAS, Borrower and Lender desire to amend the Loan Agreement in the manner hereinafter set forth;

                NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                1. All references in the Loan Agreement and in the other Loan Documents to Falconite, Inc. (other than the references to Falconite, Inc. in the Parent Guaranty and in the definition of Parent Guarantor set forth in
Section 1.01 of the Loan Agreement) shall henceforth mean Falconite Equipment, Inc. (formerly known as Falconite, Inc.), an Illinois corporation.

                2. The definition of "Commitment Termination Date" set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Commitment Termination Date" shall mean June 30,
                1997, or, if such date is not a Business Day, the Business Day next preceding such date."

                 3. The definition of "Consolidated Tangible Net Worth" set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Consolidated Tangible Net Worth" shall mean, as of
                any date, the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Parent Guarantor and its subsidiaries prepared as of such date





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                in accordance with Generally Accepted Accounting Principles, minus the aggregate book value of Intangible Assets shown on such balance sheet."

                4.       The definition of "Continuing Guaranty" set forth in
Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Continuing Guaranty" shall mean that certain
                Continuing Guaranty dated October 5, 1995, and executed by the Shareholder Guarantors in favor of Lender (an unexecuted copy of which is attached hereto as Exhibit F), as amended by that certain First Amendment to Continuing Guaranty dated January 5, 1996 (an unexecuted copy of which is attached hereto as Exhibit F-1), that certain Second Amendment to Continuing Guaranty dated June 14, 1996 (an unexecuted copy of which is attached hereto as Exhibit F-2) and that certain Third Amendment to Continuing Guaranty dated February 19, 1997 (an unexecuted copy of which is attached hereto as Exhibit F-3), and as the same may from time to time be further amended, modified, extended or renewed."

                5.       The definition of "Eligible Inventory" set forth in
Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Eligible Inventory" shall mean, at the time of any
                determination thereof, each item of Inventory valued (in accordance with Generally Accepted Accounting Principles) at the lower of (i) cost minus accumulated depreciation (determined in accordance with the following methods of depreciation, unless otherwise approved by Lender in writing, (A) for cranes, the 15-year straight line depreciation method with (1) a salvage value of Ten Percent (10%) for large (28-ton or greater) cranes purchased on or after January 1, 1997, (2) no salvage value for all other cranes, (B) for boom lifts, scissor lifts, back hoes, forklifts, skid steers and personnel lifts, the 10-year straight line depreciation method with no salvage value, (C) for air compressors, the 7-year straight line depreciation method with no salvage value and (D) for all other types of Inventory, the 7-year straight line depreciation method with no salvage value) or (ii) market, as to which the following requirements have been fulfilled to the reasonable satisfaction of Lender:

                         (i) Borrower has lawful and absolute title to such Inventory;

                         (ii) such Inventory consists of new or used machinery or equipment held for sale, lease or rent by Borrower in the ordinary course of its business;





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                         (iii)  such Inventory is not obsolete.  For the
                purposes of this definition, "obsolete" shall mean Inventory in which Borrower does not intend to sell, lease or rent and/or cannot sell, lease or rent in the ordinary course of business at regularly listed prices;

                         (iv) such Inventory is not more than five (5) years old, except for Inventory classified as " cranes" which shall not be more than seven (7) years old;

                         (v) such Inventory is not in the process of being refurbished in a manner requiring more than forty (40) hours of service;

                         (vi) such Inventory is not unacceptable to Lender due to type, category and/or quantity;

                         (vii) such Inventory is located at 2525 Wayne Sullivan Drive, Paducah, Kentucky 42003, one of the other offices of Borrower listed on Exhibit A to the Security Agreement or one of the jurisdictions listed on Exhibit B to the Security Agreement or such other addresses and locations approved in writing by Lender;

                         (viii) such Inventory is subject to a fully perfected first priority security interest in favor of Lender pursuant to the Security Agreement, prior to the rights of, and enforceable as such against, any other Person;

                         (ix) such Inventory is not subject to any Lien in favor of any Person other than the Lien of Lender pursuant to the Security Agreement; and

                         (x) Lender has not otherwise advised Borrower that such Inventory is, in its sole discretion, ineligible."

                6.       The definition of "Guarantors" set forth in Section
1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Guarantors" shall mean the Shareholder Guarantors and
                the Parent Guarantor."

                7. The definition of "Loan Documents" set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Loan Documents" shall mean this Agreement, the Notes,
                the Letter of Credit Application(s), the Security Agreement, the Continuing Guaranty, the Parent Guaranty, the Life Insurance Assignment and any and all other agreements, documents, instruments and/or certificates executed or delivered pursuant to the terms of this





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                Agreement, all as the same may from time to time be amended, modified, extended or renewed."

                8.       The definition of "Maturity Date" set forth in Section
1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Maturity Date" shall mean June 30, 1997, or, if such
                date is not a Business Day, the Business Day next preceding such date."

                9. The definition of "Revolving Credit Commitment" set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Revolving Credit Commitment" shall mean the sum of
                Thirty-Eight Million Five Hundred Thousand Dollars ($38,500,000.00)."

                10.      The definition of "Tangible Net Worth" set forth in
Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         ""Tangible Net Worth" shall mean, as of any date, the
                total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Borrower prepared as of such date in accordance with Generally Accepted Accounting Principles, minus the aggregate book value of Intangible Assets shown on such balance sheet."

                11. The following new definitions of "Parent Guarantor", "Parent Guaranty" and "Shareholder Guarantors" are hereby added to Section 1.01 of the Loan Agreement:

                ""Parent Guaranty shall mean that certain Continuing Guaranty dated February 19, 1997, and executed by the Parent Guarantor in favor of Lender, as the same may from time to time be amended, modified, extended or renewed.

                "Parent Guarantor" shall mean Falconite, Inc., an Illinois corporation."

                "Shareholder Guarantors" shall mean Michael A. Falconite, Joseph
A. Falconite and Betty L. Falconite."

                12. Paragraph (d) of Section 1.02 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "(d)    Except as otherwise specified in this
                Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements





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                required to be delivered under this Agreement shall be prepared in accordance with Generally Accepted Accounting Principles as in effect from time to time, applied on a basis consistent (except for changes approved by Lender and by Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to Lender. Notwithstanding the foregoing, the financial covenants contained in this Agreement (including, without limitation, the financial covenants contained in Sections 9.14(a), 9.14(b), 9.14(c), 9.14(d) and 9.15 of this Agreement but excluding the financial covenant contained in Section 9.14(e) of this Agreement) shall be determined for Borrower only on a stand alone basis and not for Borrower and its Subsidiaries on a consolidated basis. The financial covenant contained in Section 9.14(e) of this Agreement shall be determined for the Parent Guarantor and its subsidiaries on a consolidated basis."

                13. Section 2.03 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "Section 2.03.  Swing Line Note and Revolving Credit
                Note. (a) The Swing Line Loans made under Section 2.01(a) hereof by Lender shall be evidenced by a Swing Line Note of Borrower dated June 14, 1996, and payable to the order of Lender in the principal amount of Two Million Dollars ($2,000,000.00) in the form attached hereto as Exhibit Q and incorporated herein by reference, as amended by a First Amendment to Swing Line Note dated February 19, 1997, in the form attached hereto as Exhibit Q-1 and incorporated herein by reference (as so amended and as the same may from time to time be further amended, modified, extended or renewed, the "Swing Line Note"). Notwithstanding the principal amount of the Swing Line Note as stated on the face thereof, the amount of principal actually owing on such Swing Line Note at any given time shall be the aggregate principal amount of all Swing Line Loans theretofore made by Lender to Borrower hereunder less all payments of principal theretofore actually received hereunder by Lender.

                         (b) The Revolving Credit Loans made under Section 2.01(b) hereof by Lender shall be evidenced by a Revolving Credit Note of Borrower October 5, 1995, and payable to the order of Lender in the principal amount of Seven Million Dollars ($7,000,000.00) in the form attached hereto as Exhibit A and incorporated herein by reference, as amended by a First Amendment to Revolving Credit Note dated June 14, 1996, in the form attached hereto as Exhibit A-1 and incorporated herein by reference and a Second Amendment to Revolving Credit Note dated February 19, 1997, in the form attached hereto as Exhibit
                A-2 and incorporated herein by reference (as so amended and as the same may from time to time be





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                further amended, modified, extended or renewed, the "Revolving
                Credit Note"). Notwithstanding the principal amount of the Revolving Credit Note as stated on the face thereof, the amount of principal actually owing on such Revolving Credit Note at any given time shall be the aggregate principal amount of all Revolving Credit Loans theretofore made by Lender to Borrower hereunder less all payments of principal theretofore actually received hereunder by Lender."

                14. Section 3.02 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "Section 3.02.  Term Note.  The Term Loan made under
                Section 3.01 hereof by Lender shall be evidenced by a Term Loan Promissory Note of Borrower dated October 5, 1995, and payable to the order of Lender in the original principal amount of Seven Million Dollars ($7,000,000.00) in the form attached hereto as Exhibit B and incorporated herein by reference, as amended by a First Amendment to Term Loan Promissory Note dated January 5, 1996, in the form attached hereto as Exhibit B-1 and incorporated herein by reference, a Second Amendment to Term Loan Promissory Note dated June 14, 1996, in the form attached hereto as Exhibit B-2 and incorporated herein by reference and a Third Amendment to Term Loan Promissory Note dated February
                19, 1997, in the form attached hereto as Exhibit B-3 and incorporated herein by reference (as so amended and as the same may from time to time be further amended, modified, extended or renewed, the "Term Note")."

                15. Section 3.04 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "Section 3.04.  Principal Payments.  Principal on the
                Term Note shall be due and payable in twenty-one (21) consecutive monthly installments as follows: three (3) equal consecutive monthly installments in the amount of One Hundred Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($116,666.67) each, due and payable on the last day of each calendar month commencing October 31, 1995; seventeen (17) equal consecutive monthly installments in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) each, due and payable on the last day of each calendar month commencing January 31, 1996; with the twenty-first (21st) and final installment in the amount of the then outstanding and unpaid principal balance of the Term Note due and payable on the Maturity Date. In addition to the scheduled monthly principal payments set forth above, if at any time the Borrowing Base as shown on the most recent Borrowing Base Certificate submitted to Lender pursuant to Section 8.01(c) should be less than Zero Dollars ($0.00), Borrower shall be automatically required (without demand





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                 or notice of any kind by Lender, all of which are hereby
                 expressly waived by Borrower) to immediately either (i) make a permanent prepayment on the Term Note in an amount sufficient to increase the amount of the Borrowing Base to at least Zero Dollars ($0.00) or (ii) pledge cash or cash equivalents with Lender as additional collateral for the Term Loan in an amount at least equal to the difference between the amount of the Borrowing Base and Zero Dollars ($0.00). Borrower hereby irrevocably requests and authorizes Lender to automatically debit Borrower's Operating Account on each date on which a payment of principal is due on the Term Note for the principal payment due under the Term Note on such date."

                16. Section 5.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                          "Section 5.01.  Security Agreement.  In order to
                 secure the payment when due of the Borrower's Obligations, Borrower shall grant Lender a security interest in the Collateral (as defined in the Security Agreement), which security interest shall be a first and prior interest in all such items except for those Uniform Commercial Code security interests described on Exhibit K attached hereto. Said security interest shall be evidenced by a Security Agreement dated October 5, 1995, and executed by Borrower in favor of Lender in the form attached hereto as Exhibit E and incorporated herein by reference, as amended by a First Amendment to Security Agreement dated February 19, 1997, and executed by Borrower in favor of Lender in the form attached hereto as Exhibit E-1 and incorporated herein by reference (as so amended and as the same may from time to time be further amended, modified, extended or renewed, the "Security Agreement"). Borrower further covenants and agrees to execute and deliver to Lender any and all financing statements, continuation statements and such other documentation as may from time to time be requested by Lender in order to create, perfect and continue said security interest."

                17. Section 7.06 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "Section 7.06.  Financial Condition.  Borrower has
                delivered to Lender copies of the balance sheet of Borrower as of September 30, 1996, and the related statements of income, changes in stockholders' equity and cash flows for the period ended on such date, certified by KPMG Peat Marwick LLP, independent certified public accountants; such financial statements are true and correct, fairly represent the financial condition of Borrower as of such date and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods;





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                 as of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements; no changes having a Material Adverse Effect have occurred since the date of such financial statements."

                18. Section 7.20 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "Section 7.20.  Subsidiaries.  Borrower does not have
                any Subsidiaries other than Carl's Mid-South Rent-All Center Incorporated, a Tennessee corporation."

                19. Paragraph (b) of Section 8.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "(b)    Annual Statements of Parent Guarantor.  As soon
                as available and in any event within ninety (90) days after the close of each fiscal year of the Parent Guarantor, copies of the audited consolidated and consolidating balance sheets of the Parent Guarantor and its subsidiaries as of the close of such fiscal year and the related audited consolidated and consolidating statements of income, changes in stockholders' equity and cash flows of the Parent Guarantor and its subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail (including, without limitation, footnotes and supplemental schedules detailing all selling and general and administrative expenses) and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by the Parent Guarantor) of KPMG Peat Marwick LLP, or of other independent public accountants selected by the Parent Guarantor and satisfactory to Lender, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;"

                20. Paragraph (g) of Section 8.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "(g) Audit Reports.  Promptly upon receipt thereof, one
                copy of each management letter and/or other written





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                report submitted to Borrower or the Parent Guarantor by
                independent accountants in any annual, quarterly or special audit made, it being understood and agreed that all audit reports which are furnished to Lender pursuant to this Article VIII shall be treated as confidential, but nothing herein contained shall limit or impair Lender's right to disclose such reports to any appropriate Governmental Authority, or to use such information to the extent pertinent to an evaluation of the Obligations, or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which Lender deems necessary to protect its interests under this Agreement;"

                21. Paragraph (j) of Section 8.01 of the Loan Agreement is hereby deleted in its entirety.

                22. Paragraph (l) of Section 8.01 of the Loan Agreement is hereby deleted in its entirety.

                23. Paragraph (m) of Section 8.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "(m)    Other Information.  Such other information
                concerning the business, properties or financial condition of Borrower, any Subsidiary of Borrower, the Parent Guarantor, any subsidiary of the Parent Guarantor or M&M Properties, Inc. as Lender shall from time to time reasonably request."

                24. Section 8.17 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "Section 8.17.  Landlord Consents.  Borrower will
                obtain and deliver to Lender on or before February 28, 1997, Landlord's Consents and Waivers of Liens in form and substance satisfactory to Lender duly executed by the applicable landlord(s) with respect to Borrower's facilities located at 4303 Bi-State Industrial Drive, St. Louis, Missouri 63128, 1044 South Riverside Drive, Clarksville, Tennessee 37040, 186 Fort Campbell Boulevard, Clarksville, Tennessee 37042, 4717 Speedway Drive, Fort Wayne, Indiana 46825 and 1311 South Olive Street, South Bend, Indiana 46619."

                25.      Sections 9.14, 9.15, 9.16 and 9.17 of the Loan
Agreement are hereby deleted in their entirety and the following substituted in lieu thereof:

                         "Section 9.14.  Financial Covenants.

                         (a) Minimum Tangible Net Worth. Borrower shall not permit its Tangible Net Worth to be less than $12,000,000.00 at any time on or after December 31, 1996.





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                         (b)     Maximum Indebtedness to Tangible Net Worth.
                Borrower shall not permit the ratio of the Indebtedness of Borrower, determined in accordance with Generally Accepted Accounting Principles consistently applied, to Tangible Net Worth to be greater than 4.5 to 1.0 at any time on or after December 31, 1996.

                         (c) Minimum Net Cash Flow to Current Maturities of Debt. Borrower shall not permit the ratio of Net Cash Flow for any consecutive twelve (12) month period (commencing with the consecutive twelve (12) month period ended December 31, 1996) to the Current Maturities of Debt for the next succeeding consecutive twelve (12) month period to be less than 1.5 to 1.0. For the purposes of this Section, Borrower's "Net Cash Flow" shall be that shown on the officer's certificate delivered with respect to the applicable consecutive twelve (12) month period unless Lender makes an independent, good faith determination of Net Cash Flow for such consecutive twelve (12) month period. If Lender's determination of Net Cash Flow for any consecutive twelve (12) month period is less than Net Cash Flow as stated in the applicable officer's certificate: (i) such determination by Lender shall be, if determined in accordance with the foregoing provision and the definition of "Net Cash Flow" in this Agreement, conclusive for purposes hereof and (ii) Lender shall promptly advise Borrower of its determination.

                         (d) Minimum Operating Cash Flow. Borrower shall not permit its Operating Cash Flow to be less than $10,000,000.00 for any consecutive twelve (12) month period commencing with the consecutive twelve (12) month period ended December 31, 1996. For the purposes of this Section, Borrower's "Operating Cash Flow" shall be that shown on the officer's certificate delivered with respect to the applicable twelve (12) consecutive month period unless Lender makes an independent, good faith determination of Operating Cash Flow for such consecutive twelve (12) month period. If Lender's determination of Operating Cash Flow for any consecutive (12) month period is less than Operating Cash Flow as stated in the applicable officer's certificate: (i) such determination by Lender shall be, if determined in accordance with the foregoing provision and the definition of "Operating Cash Flow" in this Agreement, conclusive for purposes hereof and (ii) Lender shall promptly advise Borrower of its determination.

                         (e)     Maximum Consolidated Indebtedness to
                Consolidated Tangible Net Worth. Borrower shall not permit the ratio of the Indebtedness of the Parent Guarantor and its subsidiaries, determined on a consolidated basis and in accordance with Generally





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

                Accepted Accounting Principles consistently applied, to Consolidated Tangible Net Worth to be greater than 7.0 to 1.0 at any time on or after December 31, 1996.

                         Section 9.15. Limitation on Capital Expenditures. Borrower will not make any Capital Expenditure (excluding Capital Expenditures for Inventory) if the sum of the aggregate amount of all Capital Expenditures (including the Capital Expenditure in question) made by Borrower during the period commencing January 1, 1997, and ending June 30, 1997, would exceed $1,800,000.00.

                         Section 9.16. Calculation of Depreciation on Inventory. Borrower will not change the methods or salvage value percentages used to calculate depreciation on any of its Inventory from the following methods and salvage value percentages: (a) for cranes, the 15-year straight line depreciation method with (1) a salvage value of Ten Percent (10%) for large (28-ton or greater) cranes purchased on or after January 1, 1997, (2) no salvage value for all other cranes, (b) for boom lifts, scissor lifts, back hoes, forklifts, skid steers and personnel lifts, the 10-year straight line depreciation method with no salvage value, (c) for air compressors, the 7-year straight line depreciation method with no salvage value and (d) for all other types of Inventory, the 7-year straight line depreciation method with no salvage value).

                         Section 9.17. Limit on Expansion. Borrower will not open any additional offices or places of business or expand into any new territories unless and until (a) the Parent Guarantor has consummated an initial public offering of its capital stock (the "IPO") and (b) the IPO results in net cash proceeds to the Parent Guarantor of at least $65,000,000.00."

                26. Clause (m) of Section 10.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                         "(m) the death or incompetence of any of the
                Shareholder Guarantors;"

                27. Clauses (o), (p) and (q) of Section 10.01 of the Loan Agreement are hereby deleted in their entirety and the following substituted in lieu thereof:

                         "(o)    the Continuing Guaranty shall at any time for
                any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by any of the Shareholder Guarantors, or if any of the Shareholder Guarantors shall deny that he or she has any further





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

                liability or obligation thereunder or if any of the Shareholder Guarantors shall fail to comply with or observe any of the terms, provisions or conditions contained in the Continuing Guaranty;

                         (p) the Parent Guaranty shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by the Parent Guarantor, or if the Parent Guarantor shall deny that it has any further liability or obligation thereunder or if the Parent Guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in the Parent Guaranty;

                         (q) the Life Insurance Assignment shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Michael A. Falconite, or if Michael A. Falconite shall deny that he has any further liability or obligation thereunder or if Michael A. Falconite shall fail to comply with or observe any of the terms, provisions or conditions contained in the Life Insurance Assignment;

                         (r) the Parent Guarantor shall at any time for any reason own less than One Hundred Percent (100%) of all of the issued and outstanding shares of each class of capital stock of the Borrower;

                         (s) the Parent Guarantor shall at any time for any reason own less than One Hundred Percent (100%) of all of the issued and outstanding shares of each class of capital stock of M&M Properties, Inc.; or

                         (t)     Lender, in good faith, deems itself insecure."

                28. Exhibit I attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit I attached to this Amendment is substituted in lieu thereof.

                29. Exhibit J attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit J attached to this Amendment is substituted in lieu thereof.

                30. Exhibit L attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit L attached to this Amendment is substituted in lieu thereof.

                31. Exhibit M attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit M attached to this Amendment is substituted in lieu thereof.

                32. Exhibit O attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit O attached to this Amendment is substituted in lieu thereof.

                33. Exhibits A-2, B-3, E-1, F-3 and Q-1 attached to this Amendment are hereby added as Exhibits A-2, B-3, E-1, F-3 and Q-1 to the Loan Agreement.

                34. Borrower agrees to pay Lender a nonrefundable amendment and facility fee in the amount of $42,500.00 contemporaneously with the execution of this Amendment.

                35. Borrower hereby agrees to pay or reimburse Lender upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and all other agreements, documents and instruments relating to the amendment of Borrower's existing credit facilities with Lender (collectively, the "Amendment Documents"). Borrower further agrees to pay or reimburse Lender for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery or recording of the Loan Documents and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of Borrower under this paragraph shall survive the payment of the Borrower's Obligations and the termination of the Loan Agreement.

                36. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

                37. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

                38. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

                39.      Borrower hereby represents and warrants to Lender that:

                         (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official or any other third party;

                         (b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality or any agreement, document or instrument to which Borrower is a party or by which it is bound or to which it is subject;

                         (c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms; and

                         (d)     as of the date hereof, all of the
                representations and warranties of Borrower set forth in the Loan Agreement are true and correct and no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

                40. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

                41. This Amendment shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Kentucky (without reference to conflict of law principles).

                IN WITNESS WHEREOF, Borrower and Lender have executed this Third Amendment to Revolving Credit and Term Loan Agreement this 19th day of
February, 1997.

                                        FALCONITE EQUIPMENT, INC.


                                        By /s/ Mike Falconite
                                           ----------------------
                                        Name: Mike Falconite
                                              -------------------
                                        Title: President
                                               ------------------



                                        CITIZENS BANK & TRUST COMPANY OF
                                        PADUCAH


                                        By /s/ Scott Powell
                                           -------------------------
                                        Name: Scott Powell
                                              ----------------------
                                        Title: Senior Vice President
                                               ---------------------




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